Exhibit 32
                                                                      ----------


         Certifications pursuant to Section 1350, Chapter 63 of Title 18 of the United States Code

         Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, each of the undersigned officers of Maxcor Financial Group Inc., a Delaware corporation ("registrant"), does hereby certify to the best of such officer's knowledge, that:

         1. This Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "Form 10-Q") of the registrant fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.



Dated:  May 13, 2005                        /s/ GILBERT D. SCHARF
                                            ------------------------------------
                                            Gilbert D. Scharf
                                            Chief Executive Officer


Dated:  May 13, 2005                        /s/ STEVEN R. VIGLIOTTI
                                            ------------------------------------
                                            Steven R. Vigliotti
                                            Chief Financial Officer

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